United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 23, 2015

Date of Report

ANPATH GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Congress Ave. Suite 1400

Austin, Texas  78701

 (Address of Principal Executive Offices)

(407) 373-6925

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially, depending upon a variety of factors, many of which are not within our control.  These factors include, but are not limited to, economic conditions generally in the United States and internationally, and in the industry and markets in which we have and may participate in the future, competition within our chosen industry, our current and intended business, our assets and plans, the effect of applicable United States and foreign laws, rules and regulations and our failure to successfully develop, compete in and finance our current and intended business operations.

NAME REFERENCES

In this Current Report, references to “AnPath,” the “Company,” “we,” “our,” “us” and words of similar import refer to “AnPath Group, Inc.,” the Registrant, which is a Delaware corporation.

Item 1.01 Entry into Material Definitive Agreement.

Modification and Extension Agreement

On September 23, 2015, AnPath entered into a Modification and Extension Agreement (the “Agreement”) with Alpha Capital Anstalt (“Alpha”) to modify certain terms of Alpha’s two Original Issue Discount Senior Secured Convertible Debentures due March 31, 2015 (collectively, the “Debentures”), and a Common Stock Purchase Warrant (the “Warrant”) to purchase a total of 415,000 shares of the Company’s common stock (the “Warrant Shares”) reflecting to the Company’s recent 7:1 reverse stock split (the “Reverse Split”).

Pursuant to the Agreement, Alpha consented to the Agreement and Plan of Merger (the “Merger”) with Q2Power Corp., a Delaware corporation (“Q2P”), which was announced in the Company’s Current Report on Form 8-K dated August 24, 2015, and filed with the Securities and Exchange Commission on August 26, 2015, and all transactions contemplated by the Merger including the replacement of the Company’s Board of Directors upon the closing of the Merger. Receiving such consent from Alpha is a condition to closing the Merger because failure to receive such consent could constitute a default under the Debentures, although Alpha has no right to block or delay the contemplated transactions. Accordingly, Alpha agreed that such transactions would not constitute an “Event of Default” within the meaning of Section 8(a)(viii) of the Debentures; and further, that the definition of “Exempt Issuance” under the related Securities Purchase Agreement (“SPA”) would be expanded to include shares issued in the Merger, shares issued in any financing transaction contemplated by the Merger, and certain shares issued to consultants of the Company.

The Agreement also extended the maturity date of the Debentures to July 31, 2016, and reset the conversion price of the Debentures to $0.21, which price takes into account the Reverse Split.  Further, the Agreement provided that the “cashless exercise” provisions of the Warrant would only apply if the underlying shares of common stock were not registered for resale by the Company at the time of exercise.

A copy of the Agreement is filed as Exhibit 10.1 hereto.  See Item 9.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(b)

Exhibits.

Exhibit No.

Exhibit Description

10.1

Modification and Extension Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

Date:	September 24, 2015	By:	/s/ Arthur R. Batson
Arthur R. Batson
Chief Executive Officer and President